Exhibit 99.1
Harmonic Announces First Quarter Results
Continued Success of New Products;
Strengthening of Technology Leadership
SUNNYVALE, Calif.—April 25, 2007—Harmonic Inc. (NASDAQ: HLIT), a leading provider of broadcast and on-demand video delivery solutions, today announced its preliminary results for the quarter ended March 30, 2007.
For the first quarter of 2007, the Company reported net sales of $70.2 million, up 25% from $56.2 million in the first quarter of 2006. During the first quarter of 2007, the Company experienced continued strong demand from its domestic cable customers, as well as penetration of new telco and satellite customers worldwide. International sales represented 40% of net sales for the first quarter of 2007, compared to 54% in the same period of 2006 and 41% in the fourth quarter of 2006.
Gross margins in the first quarter of 2007 were significantly higher than in the same period of 2006 due to more favorable gross margins from the sale of new products and increased manufacturing volumes. However, gross margins for the quarter were lower than anticipated as a result of an unusually high proportion of edge and access product revenue, which carries lower margins than other product lines. Edge and access products, video processing products and software and services represented 51%, 37% and 12% of revenue, respectively, in the first quarter. Because orders for video processing products exceeded those of edge and access products in the first quarter, the Company anticipates improved gross margins in coming periods.
In addition to its previously announced decision to discontinue a product line and shut down its manufacturing operations in the UK, the Company decided to close its remaining research and development activities in the UK in order to further reduce operating expenses. As a result, the Company incurred a charge of $1.8 million in the first quarter related to severance costs, excess facilities charges and remaining inventories.
GAAP net income for the first quarter of 2007 was $1.0 million, or $0.01 per diluted share, compared to a GAAP net loss of $5.1 million, or $0.07 per share, for the same period of 2006. Excluding the charge and accounting charges for stock-based compensation expense and the amortization of intangibles, the non-GAAP net income for the first quarter of 2007 was $5.3 million, or $0.07 per diluted share, compared to a non-GAAP net loss of $3.3 million, or $0.04 per share, for the same period of 2006. See “GAAP to non-GAAP Income/(Loss) Reconciliation” below for further information on the Company’s non-GAAP measures.
As of March 30, 2007, the Company had cash, cash equivalents and short-term investments of $82.9 million, compared to $92.4 million at the end of 2006. During the first quarter of 2007, the Company utilized its cash resources to increase inventories for some of its newest products and to reduce by $2.4 million pre-merger liabilities related to its DiviCom acquisition in 2000.
“We are pleased with our solid sales performance in the first quarter of 2007, which is typically the slowest period of the year,” said Patrick Harshman, President and Chief Executive Officer. “During the quarter, we saw increased shipments to domestic cable customers for our video-on-demand edge and optical access products, as well as substantial orders for our new high-definition and standard-definition encoders and stream processing solutions. While our product mix led to reduced margins in the first quarter, we expect gross margins to improve in coming periods, as we continue to move forward on a number of significant video processing deployments.”
“Our powerful MPEG-4 AVC and MPEG-2 high-definition video encoding products continue to win in competitive evaluations, reinforcing our leadership in the IPTV market and helping us regain our leadership position with satellite operators both domestically and internationally. We have also continued to extend our technology leadership with the recent introduction of a number of exciting new software solutions. These include significant enhancements to our suite of on-demand solutions, which is generating growing interest among a variety of operators. While it remains difficult to predict the timing of customer deployments, particularly in the emerging IPTV market, we are very encouraged by the success of our new products, the continued expansion of our customer base and the promising opportunities for growth in 2007 and beyond.”
Business Outlook
The Company anticipates combined net sales for the second and third quarters of 2007 to be in a range of $140 to 150 million and gross margins to be 44% to 45% on a non-GAAP basis, excluding stock-based compensation expense and the amortization of intangibles. GAAP gross margins for the same period are anticipated to be in a range of 42% to 43%.
Conference Call Information
Harmonic will host a conference call today to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern). A listen-only broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1.617.597.5396 (participant code 46674276). The replay will be available after 5:00 p.m. Pacific at the same website address or by calling +1.617.801.6888 (participant code 86004156).
About Harmonic Inc.
Harmonic Inc. is a leading provider of versatile and high performance video solutions that enable service providers to efficiently deliver the next generation of broadcast and on-demand services including high definition, video-on-demand, network personal video recording and time-shifted TV. Cable, satellite, broadcast and telecom service providers can increase revenues and lower operational expenditures by using Harmonic’s digital video, broadband optical access and software solutions to offer consumers the compelling and personalized viewing experience that is driving the business models of the future.
Harmonic (NASDAQ: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectation that our gross margins will improve in the coming periods; our beliefs regarding the success and leadership of our encoding and software solutions; our expectations regarding the contribution of new video processing deployments to our margins; our beliefs about the success of our new products, the continued expansion of our customer base and the promising opportunities for growth in 2007 and beyond; our expectation that our combined net sales for the second and third quarters of 2007 will be in the range of $140 to $150 million, our gross margins will be 44% to 45% on a non-GAAP basis, excluding stock-based compensation expense and the amortization of intangibles, and our GAAP gross margins for the same period will be in a range of 42% to 43%. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that our encoding and software solutions will not generate sales that are commensurate with our expectations, and that we will not be able to successfully transition sales to higher-margin products; delays or decreases in capital spending in the cable, satellite and telco industries, customer concentration and consolidation, general economic conditions, market acceptance of new or existing Harmonic products, losses of one or more key customers, risks associated with Harmonic’s international operations, inventory management, the effect of competition, difficulties associated with rapid technological changes in Harmonic’s markets, the need to introduce new and enhanced products, and risks associated with a cyclical and unpredictable sales cycle. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our Annual Report filed on Form 10-K for the year ended December 31, 2006, and our current reports on Form 8-K. Harmonic does not undertake to update any forward-looking statements.

Editor’s Note:	Product and company names used here are trademarks or registered trademarks of their respective companies.

Harmonic Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 30, 2007	December 31, 2006
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,565	$33,454
Short-term investments	56,291	58,917
Accounts receivable, net	58,421	64,674
Inventories	46,685	42,116
Prepaid expenses and other current assets	10,804	12,807

Total current assets	198,766	211,968

Property and equipment, net	14,620	14,816

Goodwill, intangibles and other assets	54,133	55,178

	$267,519	$281,962

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$—	$460
Accounts payable	25,228	33,863
Income taxes payable	8,934	7,098
Deferred revenue	22,527	29,052
Accrued liabilities	38,974	44,097

Total current liabilities	95,663	114,570

Accrued excess facilities costs	15,140	16,434
Other non-current liabilities	6,792	5,824

Total liabilities	117,595	136,828

Stockholders’ equity:
Common stock	2,084,779	2,078,941
Accumulated deficit	(1,934,767)	(1,933,708)
Accumulated other comprehensive loss	(88)	(99)

Total stockholders’ equity	149,924	145,134

	$267,519	$281,962

Harmonic Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 30, 2007	March 31, 2006
Net sales	$70,236	$56,221

Cost of sales	43,056	36,341

Gross profit	27,180	19,880

Operating expenses:
Research and development	11,044	9,948
Selling, general and administrative	15,727	15,713
Amortization of intangibles	111	91

Total operating expenses	26,882	25,752

Income (loss) from operations	298	(5,872)

Interest and other income, net	973	900

Income (loss) before income taxes	1,271	(4,972)

Provision for income taxes	231	175

Net income (loss)	$1,040	$(5,147)

Net income (loss) per share
Basic	$0.01	$(0.07)

Diluted	$0.01	$(0.07)

Shares used to compute net income (loss) per share:
Basic	78,963	74,102

Diluted	80,076	74,102

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	March 30, 2007	March 31, 2006
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$1,040	$(5,147)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Amortization of intangibles	1,075	250
Depreciation	1,596	2,170
Stock-based compensation	1,284	1,627
Changes in assets and liabilities:
Accounts receivable	6,253	(186)
Inventories	(4,553)	7,324
Prepaid expenses and other assets	1,959	183
Accounts payable	(8,635)	(2,933)
Deferred revenue	(5,252)	(3,144)
Income taxes payable	(266)	77
Accrued excess facilities costs	(1,144)	(1,193)
Accrued and other liabilities	(5,547)	(1,575)

Net cash used in operating activities	(12,190)	(2,547)

Cash flows provided by investing activities:
Purchases of investments	(22,165)	(18,609)
Proceeds from sale of investments	24,800	24,259
Acquisition of property and equipment, net	(1,400)	(1,593)

Net cash provided by investing activities	1,235	4,057

Cash flows from financing activities:
Proceeds from issuance of common stock, net	4,537	2,073
Repayments under bank line and term loan	(460)	(220)
Repayments of capital lease obligations	(21)	(20)

Net cash provided by financing activities	4,056	1,833

Effect of exchange rate changes on cash and cash equivalents	10	(38)

Net increase (decrease) in cash and cash equivalents	(6,889)	3,305
Cash and cash equivalents at beginning of period	33,454	37,818

Cash and cash equivalents at end of period	$26,565	$41,123

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature or affect the period-to-period comparability of results, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are gross margins, operating expense, net income/(loss) and net income/(loss) per share. The presentation of non-GAAP information is subject to material limitations, is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of non-GAAP net income/(loss) to GAAP net income/(loss) is included with the financial statements contained in this press release. The non-GAAP adjustments described below have historically been excluded from our non-GAAP measures. These adjustments, and the basis for excluding them, are:
•	Restructuring Activities
–	Severance Costs
The Company has incurred severance costs in cost of sales and in operating expenses in connection with the closing of its manufacturing and research and development facilities in the UK. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.
–	Excess Facilities
The Company has incurred excess facilities costs in operating expenses due to the closing of its manufacturing and research and development facilities in the UK. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.
–	Product Discontinuance
In connection with the restructuring of its operations in the UK, the Company recorded charges for excess inventory in connection with discontinued products. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.
•	Non-Cash Items
–	Stock-Based Compensation Expense

Harmonic has incurred stock-based compensation expense in cost of sales and operating expenses as required under FAS 123R. The Company excludes stock-based compensation expense because it believes that this measure is not relevant in evaluating its core operating performance, either for internal measurement purposes or for period-to-period comparisons and benchmarking against other public companies.

–	Impairment and Amortization of Intangibles

The Company has incurred amortization of intangibles, included in gross margins and operating expenses, related to acquisitions. Management excludes these items when it evaluates its core operating performance. We believe that eliminating this expense is useful to investors when comparing historical and prospective results and comparing such results to other public companies since the amortization of intangibles will vary if and when the Company makes additional acquisitions.
Harmonic Inc.
GAAP to Non-GAAP Income (Loss) Reconciliation
(Unaudited)

	Three Months Ended March 30, 2007			Three Months Ended March 31, 2006
	Gross	Operating	Net Income	Gross	Operating	Net Income
(In thousands, except share data)	Margin	Expense	(loss)	Margin	Expense	(loss)

GAAP	$27,180	$26,882	$1,040	$19,880	$25,752	$(5,147)

Cost of sales related to severance costs	188		188
Cost of sales related to product discontinuance	772		772
Cost sales related to stock based compensation expense	180		180	274		274
Research and development expense related to severance costs		(334)	334
Research and development expense related to stock based compensation expense		(442)	442		(522)	522
Selling, general and administrative expense related to severance costs		(131)	131
Selling, general and administrative expense related to stock based compensation expense		(663)	663		(831)	831
Selling, general and administrative expense related to excess facilities costs		(439)	439
Amortization of intangibles	964	(111)	1,075	158	(91)	249

Non-GAAP	$29,284	$24,762	$5,264	$20,312	$24,308	$(3,271)

GAAP income (loss) per share – basic and diluted			$0.01			$(0.07)

Non-GAAP income (loss) per share – basic and diluted			$0.07			$(0.04)

Shares used in per-share calculation – basic			78,963			74,102

Shares used in per-share calculation – diluted			80,076			74,102